UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6911 Bryan Dairy Road, Suite 210, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 329-1845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective March 31, 2005, Dynamic Health Products, Inc., a Florida corporation (“Dynamic” or the “Company”) acquired Dynamic Marketing, Inc., a Rhode Island corporation (“DMI”).

The above was accomplished pursuant to an Agreement And Plan Of Merger (the “Agreement”) dated March 2, 2005, by and among Dynamic Health Products, Inc., Gregg Madsen and Dynamic Marketing, Inc. At the closing, Dynamic, through its wholly-owned subsidiary, acquired all of the issued and outstanding shares of common stock of DMI (the “Shares”). The consideration paid by Dynamic for the Shares was Seventy-Five Thousand Dollars ($75,000) in cash, 100,000 restricted shares of Dynamic’s common stock, the right to receive the earnout payments, if any, payable pursuant to the Agreement and an option (the “Option”) to purchase up to an aggregate of 250,000 shares of Dynamic common stock over a three (3) year period with three (3) years vesting and an exercise price of $1.55 per share, based upon and subject to the terms of the form of stock option agreement. In addition, concurrent with the closing, Dynamic paid an aggregate of approximately $1,900,000 of non-assumable DMI obligations. Upon the closing of the acquisition, our subsidiary entered into an employment agreement with Mr. Madsen for a term of three years to serve as Chief Operating Officer of the subsidiary.

In conjunction with the acquisition, Dynamic completed the placement of $4 million in secured convertible notes and warrants to an institutional investor.

DMI is engaged in wholesaling and distributing a wide variety of non-prescription dietary supplements, health food and nutritional products, performance drinks, tanning products, exercise accessories and other related products. It was determined by management and the Board of Directors of Dynamic that it would be in the best interest of Dynamic to acquire DMI to further certain of its business objectives, including without limitation, providing additional sales and expanded marketing and distribution channels for Dynamic.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Dynamic Health Products, Inc. on March 31, 2005, announcing its completion of the acquisition of Dynamic Marketing, Inc., is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of Dynamic Marketing, Inc. for the three years ended December 31, 2004, 2003 and 2002.

DYNAMIC MARKETING, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder

Dynamic Marketing, Inc.

We have audited the accompanying balance sheets of Dynamic Marketing, Inc. as of December 31, 2004, 2003 and 2002 and the related statements of operations, changes in shareholder’s equity, and cash flows for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Marketing, Inc. and as of December 31, 2004, 2003 and 2002 and the results of operations and cash flows for the years ended December 31, 2004, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ BRIMMER, BUREK & KEELAN LLP

Brimmer, Burek & Keelan LLP

Tampa, Florida

March 18, 2005

DYNAMIC MARKETING, INC.

BALANCE SHEETS

FOR THE YEARS ENDED

	DECEMBER 31, 2004	DECEMBER 31, 2003	DECEMBER 31, 2002
ASSETS
CURRENT ASSETS
Cash	$28,044	$53,385	XXXXX
Accounts Receivable, Net of an Allowance for Doubtful Accounts of $128,113 in 2004 and $100,000 in 2003 & 2002	972,368	970,368	XXXXX
Inventory	1,299,616	1,416,120	XXXXX
Loan receivable - related parties	—	53,624	XXXXX
Prepaid Expenses and Other Current Assets	93,964	51,370	XXXXX

Total Current Assets	2,393,992	2,X44,867	XXXXX

PROPERTY AND EQUIPMENT - NET	447,414	X91,878	XXXXX

OTHER ASSETS
Financing Costs, Net of Accumulated Amortization of $28,376 in 2004; $5,675 in 2003; and $26,295 in 2002	44,939	67,640	XXXXX
Intangibles (net)	158,372	158,372	XXXXX

Total Other Assets	203,311	226,012	XXXXX

Total Assets	3,044,717	3,X62,757	XXXXX

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Cash Overdraft	363,140	X28,984	XXXXX
Accounts Payable	1,093,337	1,033,724	XXXXX
Accrued Expenses	160,383	93,650	XXXXX
Lines of Credit	1,229,648	1,X51,255	XXXXX
Obligations Under Capital Leases - Current	2,139	6,011	XXXXX
Notes Payable - Current	148,905	182,148	XXXXX

Total Current Liabilities	2,997,553	2,X95,772	XXXXX

LONG-TERM LIABILITIES
Obligations Under Capital Leases	—	2,132	XXXXX
Notes Payable	185,630	390,739	XXXXX

Total Long-Term Liabilities	185,630	392,871	XXXXX

Total Liabilities	3,183,183	3,X88,643	XXXXX

Contingency	—	—	—

STOCKHOLDER’S EQUITY (DEFICIT)
Capital Stock - Common, No Par Value; 1,000 Shares Authorized; 100 Shares Issued and Outstanding	1,000	1,000	XXXXX
Retained Earnings	(139,466)	173,114	XXXXX

Total Stockholder’s Equity (Deficit)	(138,466)	174,114	XXXXX

Total Liabilities and Stockholder’s Equity	3,044,717	$3,262,757	XXXXX

Please read accompanying notes

DYNAMIC MARKETING, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED

	DECEMBER 31, 2004	DECEMBER 31, 2003	DECEMBER 31, 2002
SALES	$13,566,666	$16,057,461	XXXXX

COST OF SALES	10,679,325	12,651,748	XXXXX

GROSS PROFIT	2,887,341	3,405,713	XXXXX

OPERATING EXPENSES
Payroll and fringe benefits	1,323,635	1,292,253	XXXXX
Rent expense related party	114,000	114,000	XXXXX
Rent expense	96,486	93,130	XXXXX
Depreciation expense	144,133	162,483	XXXXX
Bad debt expense	51,541	87,260	XXXXX
Other financing costs	93,021	94,203	XXXXX
Selling and Marketing Expenses	202,904	157,981	XXXXX
Delivery and Warehouse Expenses	709,545	706,183	XXXXX
Administrative and General Expenses	514,100	507,697	XXXXX

Total Operating Expenses	3,249,365	3,215,190	XXXXX

Net Income (Loss) From Operations	(362,024)	190,523	XXXXX

OTHER (INCOME) EXPENSES
Loss on Disposal of Property and Equipment	4,687	4,622	XXXXX
Interest Expense	111,758	135,212	XXXXX
Other income - marketing	(222,640)	(155,231)	XXXXX

Total Other Expense	(106,195)	(15,397)	XXXXX

NET INCOME (LOSS)	(255,829)	205,920	XXXXX

Basic and diluted income (loss) per share	$(2,558)	$2,059	XXXXX

Basic and diluted weighted average number of common shares outstanding	100	100	XXXXX

Please read accompanying notes

DYNAMIC MARKETING, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED

	DECEMBER 31, 2004	DECEMBER 31, 2003	DECEMBER 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(255,829)	$205,920	$98,498
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	144,133	162,483	173,360
Bad Debts	51,541	87,261	20,188
Amortization	22,701	33,746	21,276
Loss on Disposal of Property and Equipment	4,687	4,623	1,076
(Increase) Decrease in Operating Assets:
Accounts Receivable	(53,542)	(135,728)	(242,681)
Inventory	97,841	(355,155)	199,249
Other Current Assets	3,738	(67,948)	(4,743)
Increase (Decrease) in Operating Liabilities:
Accounts Payable	26,347	(21,670)	222,954
Increase (Decrease) in Cash Overdraft	234,156	101,094	(73,555)
Accrued Expenses and Other Current Liabilities	10,781	52,407	(23,447)

Net Cash Provided (Used) by Operating Activities	286,554	67,033	392,175

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Property and Equipment	(51,631)	(16,214)	(39,985)
Proceeds From Sale of Equipment	8,800	7,500	18,000
(Increase) Decrease in Due From Affiliate	0	0	16,838
(Increase) Decrease in Due From Officer	(3,103)	(1,542)	20,100

Net Cash Provided (Used) by Investing Activities	(45,934)	(10,256)	14,953

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (Decrease) in Lines of Credit	(21,607)	147,707	(194,316)
Payments of Notes Payable	(238,350)	(109,241)	(168,415)
Funds Disbursed Upon Refinancing	0	(70,836)	0
Payments of Obligation Under Capital Lease	(6,003)	(3,881)	(18,502)

Net Cash Provided (Used) by Financing Activities	(265,960)	(36,251)	(381,233)

INCREASE (DECREASE) IN CASH	(25,340)	20,526	25,895

CASH - BEGINNING OF YEAR	53,384	32,858	6,963

CASH - END OF YEAR	$28,044	$53,384	$32,858

Please read accompanying notes

DYNAMIC MARKETING, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, 2002

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

During 2004, amounts due from a related party, with common ownership, and from the stockholder were distributed to the shareholder totaling $56,751.

During 2003, the Company refinanced debt as follows:

New debt	$1,850,936
Payoff of existing debt	(1,814,816)
Payment of accrued expenses	(22,744)
Payments of financing costs	(73,315)
Payments of related party financing costs	(10,897)

Net cash provided by Dynamic Marketing, Inc. at closing	(70,836)

During 2003, the Company financed a vehicle and office equipment through a long term note and a capital lease totaling $34,342.

Please read accompanying notes

DYNAMIC MARKETING, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	Common stock		Paid-in Capital	Accumulated earnings (deficit)	Total shareholders’ equity (deficit)
	Shares	Amount
Balance at December 31, 2001	100	$1,000	$—	$(131,304)	$(130,304)

Net income (loss)				98,498	98,498

Balance at December 31, 2002	100	$1,000	$—	$(32,806)	$(31,806)

Net income (loss)				205,920	205,920

Balance at December 31, 2003	100	$1,000	$—	$173,114	$174,114

Shareholder distributions				(56,751)	(56,751)
Net income (loss)				(255,829)	(255,829)

Balance at December 31, 2004	100	$1,000	$—	$(139,466)	$(138,466)

Please read accompanying notes

DYNAMIC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Dynamic Marketing, Inc. a Rhode Island Corporation, is primarily engaged in the marketing and distribution of food supplements, drinks, clothing and accessories to fitness and health centers, and retail outlets throughout the United States. The Company has a distribution center in Rhode Island and one in Nevada.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company carries its accounts receivable at cost less an allowance for doubtful accounts of $128,113 and $100,000 in 2004, 2003 and 2002, respectively. On a periodic basis, the Company evaluates its accounts receivable and adjusts the allowance for doubtful accounts based on current credit conditions. Accounts are written off based on management’s evaluation of the collectibility of each account resulting from collection efforts.

INVENTORIES

Inventories consist of food and drink supplements and are stated at the lower of cost or market. Cost is determined on the first-in, first-out method.

PROPERTY AND EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost, except that property held under capital leases is recorded at the lower of the present value of future minimum lease payments or the fair value of the property at the beginning of the lease term. Depreciation is calculated on straight-line and accelerated methods over the estimated useful lives of the assets ranging from five to forty years.

GOODWILL

Purchased goodwill in the amount of $170,500 was being amortized over 15 years until December 31, 2001. Accumulated amortization at December 31, 2001 was $26,708. Effective January 1, 2002, the Company ceased amortization of goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. The Company assesses goodwill for impairment annually. No impairment of intangible assets was determined to exist as of December 31, 2004, 2003 and 2002.

REVENUE RECOGNITION

The Company recognizes revenue when the merchandise is shipped to the customer, which is when title and loss has passed to the customer and payment is reasonably assured.

ADVERTISING COSTS

The Company expenses advertising costs as they are incurred.

DYNAMIC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SHIPPING COSTS

The Company expenses shipping costs as they are incurred.

DEFERRED FINANCING COSTS

Deferred financing costs relate to capitalized financing costs that are being amortized using the straight line method over the lives of the related loans. Amortization expense totaled $22,701, $23,750 and $21,276 for the years ended December 31, 2004, 2003 and 2002, respectively.

INCOME TAXES

Dynamic Marketing, Inc. has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code effective January 1, 1999. Under these provisions, Dynamic Marketing, Inc. is not required to pay federal and state corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal and state income taxes on the Corporation’s taxable income.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern for a reasonable period, not to exceed one year. As reflected in the financial statements, the Company has negative working capital for the years ended December 31, 2004, 2003 and 2002 and a loss from operations for 2004. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company has adequate financing in place and subsequent to December 31, 2004, the Company entered into an initial agreement for the sale of the Company. The resulting sale, if completed, together with existing financing arrangements, are expected to provide funding for the continued operations of the Company.

NOTE 2 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment - at cost, less accumulated depreciation at December 31:

	2004	2003	2002
Equipment	$662,926	$656,285	$709,317
Office Furniture and Fixtures	69,031	69,031	69,031
Motor Vehicles	137,427	237,945	275,857
Merchandisers	363,444	266,469	286,470
Leasehold improvements	14,038	14,038	14,038
Property Held Under Capital Leases	12,023	12,023	—

	1,258,889	1,255,791	1,334,713
Less: Accumulated Depreciation	811,475	763,913	718,782

	$447,414	$491,878	$615,931

Depreciation expense charged to operations was $144,133, $XXXXX and $XXXXX for the years ended December 31, 2004, 2003 and 2002 respectively.

DYNAMIC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

NOTE 3 - LINE OF CREDIT

During 2003, the Company secured a revolving $3,000,000 line of credit bearing interest at the bank’s prime rate plus 1%. Interest is payable monthly. In addition to monthly interest payments, the Company is also subject to other fees which include an unused line fee equal to .5% of the average unused balance of the prior month paid monthly, monthly collateral fees of $1,000, monthly cash management fees and an annual facility fee which effectively assures that minimum yearly interest and fees paid on the line of credit will equal $130,000. The outstanding balance on the line cannot exceed 80% of eligible receivables plus the lesser of 85% of net orderly liquidating value of inventory or $1,400,000, minus $50,000. The remaining amount available to be drawn under this limitation was $116,810 at December 31, 2004. The note is secured by a first security interest in all assets except machinery, equipment and real estate, a second security interest in machinery and equipment, and is guaranteed by the stockholder and a related party. The note also contains various covenants and ratio requirements including a minimum net worth ratio and a fixed charge coverage ratio. The line of credit expires in September, 200X.

During the year ended December 31, 2004, the Company was in default of two of the covenants. The bank issued the Company a reservations of rights letter, forbearing their right to remedy as of December 31, 2004. As a result, the bank did not execute on their rights under the terms of the default, but reserved the option to so at their discretion.

During the year ended December 31, 2002, the Company had a $1,500,000 line of credit, due on demand, which bore interest at the bank’s prime rate plus 1.25%. Interest was payable monthly. Additional interest at .5% of the average unused credit line during the prior month was also payable monthly. The outstanding balance of the line cannot exceed 80% of eligible accounts receivable plus the lessor of (1) 50% of eligible inventory or (2) $900,000 minus $100,000. The remaining amount available to be drawn under this limitation was approximately $140,000 at December 31, 2002. The note was secured by a first security interest in substantially all corporate assets and guaranteed by the shareholder and a related party. The note also contains various covenants and ratio requirements including a minimum liquidity ratio, a minimum tangible net worth ratio, a minimum debt service ratio and a minimum earnings before interest and taxes, plus depreciation and amortization (EBITDA) ratio. Final payment of principle and interest was due on June 30, 2003.

NOTE 4 - NOTES PAYABLE

The following is a summary of the notes payable at December 31:

	2004	2003	2002
Note payable to the Business Development Company of Rhode Island; secured by a third security interest in certain business assets; fourth position mortgage on real estate owned by the stockholder and personally guaranteed by the stockholder, payable in monthly installments of $5,500, including interest at 11.25%; final payment due October, 2007.	$48,859	$152,981	$—

Note payable to finance company; secured by a vehicle; payable in monthly installments of $730, including interest at 7.49%; final payment made December, 2004	—	8,401	16,210

DYNAMIC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

NOTE 4 – NOTES PAYABLE (CONTINUED)

Note payable to finance company; secured by a certain vehicle; payable in monthly installments of $412, including interest at 4.3%; final payment due December 2008.	$18,245	$22,319	$—

Note payable to finance company; 75% of balance guaranteed by Small Business Administration (SBA), first security interest in certain business assets; second security interest in inventory and accounts receivable; third position mortgage on real estate owned by a related party and guaranteed by the stockholder, payable in monthly installments of $5,000 plus interest at the prime lending rate plus 1.75%; final payment due September, 2008.	231,310	290,284	—

Note payable to Rhode Island Economic Development Corporation; secured by a fourth security interest in all corporate assets and guaranteed by the stockholder, payable in monthly installments of $5,373, including interest at 5.25%; final payment due August, 2005.	36,121	98,900	149,932

Note payable to finance company; secured by vehicle; payable in monthly installments of $781 including interest at 9%; final payment due June, 2003.	—	—	5,241

Note payable to the City of Cranston; secured by a third position mortgage on real estate owned by a related party and guaranteed by the stockholder, payable in monthly payments of $821, including interest at 7.75%; final payment due March, 2019.	—	—	90,889

Note payable to the Business Development Company of Rhode Island; secured by a third security interest in business assets; fourth position mortgage on real estate owned by a related party and guaranteed by the stockholder, payable in monthly installments of $4,386 plus interest at 15%; final payment due March, 2004.	—	—	70,174

Note payable to bank; 75% of balance guaranteed by Small Business Administration (SBA), second security interest in equipment, inventory and accounts receivable; and guaranteed by the stockholder and a related party; payable in monthly installments of $7,523; including interest at 10.25%; refinanced in 2003.	—	—	475,175

	334,535	572,885	807,621
Less: Current Portion	122,877	182,147	568,981

Long-Term Portion	$211,658	$390,738	$238,640

DYNAMIC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

NOTE 4 - NOTES PAYABLE (CONTINUED)

During 2004, 2003 and 2002 the Company incurred interest costs totaling $111,758, $135,215 and $178,466 respectively. Interest paid totaled $106,989, $136,892 and $190,354 during the years ended December 31, 2004, 2003 and 2002 respectively.

The following are maturities of notes payable for each of the next five years:

December 31,
2005	$85,533
2006	65,194
2007	69,605
2008	53,629
2009	411

$74,372

The SBA loan and the Business Development Company loan contain various covenants and ratio requirements including a fixed charge ratio, a minimum net worth requirement and maximum capital expenditure requirements.

NOTE 5 - OPERATING LEASES

The Company leases warehouse and office space from a related party under a non-cancelable operating lease expiring in 2009, with automatic five year renewals through 2018 (see Note 7). Rental expense under this non-cancelable operating lease totaled $114,000 for each year ended December 31, 2004, 2003 and 2002.

In addition, the Company has a non-cancelable operating lease for warehouse space in Nevada which expires in 2006. In accordance with the terms of the lease, the Company is required to pay monthly payments of $5,670 plus utilities and its share of common area maintenance charges on the property. The monthly rental charge will increase 3% each year. Rental expense under this non-cancelable operating lease totaled $96,485, $93,130 and $99,105 during the years ended December 31, 2004, 2003 and 2002 respectively.

During the year ended December 31, 2002, the Company also had an operating lease for warehouse space in California. The three year lease expired in September 2003. The monthly rental payments increased annually from $3,844 for October 1, 2000 – September 30, 2001, to $3,940 for the same period ended 2002 and to $4,039 until the expiration of the lease. In March, 2002, the Company and lessor signed a termination of lease agreement. The Company was relieved of any unexpired lease liability.

The Company also leases certain delivery vehicles under non-cancelable leases that expire in various years through 2008. Rental expense under these non-cancelable operating leases totaled $75,195, $80,139 and $80,746 for the years ended December 31, 2004, 2003 and 2002 respectively

DYNAMIC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

NOTE 5 - OPERATING LEASES (CONTINUED)

The following is a schedule by years of future minimum lease payments under these operating leases:

December 31,
2005	$233,877
2006	172,562
2007	143,430
2008	105,111
2009	6,126

Total Minimum Lease Payments	$661,106

NOTE 6 - RETIREMENT PLAN

The Company has established a simple IRA retirement plan. The Company’s contributions to the plan were $10,580, $9,960 and $9,730 for the years ended December 31, 2004, 2003 and 2002, respectively

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company is related by common ownership to G.A.M. Realty, LLC from whom it leases its operating facility in Cranston, Rhode Island. The building lease expires in 2009 and under its terms, the Company is required to pay insurance, taxes and maintenance on the facility. The building lease is classified as an operating lease. Rental expense for the building totaled $114,000 for each of the years ended December 31, 2004, 2003 and 2002.

The Company is also a guarantor of first and second mortgaged debt of G.A.M. Realty, LLC. The principal balance of the mortgages was $780,533 at December 31, 2004 and the remaining payments total $1,392,639 through 2023. The guarantee arose under the original terms of the mortgages and payments under the guarantee by the Company would occur upon the affiliate company’s failure to make principal and interest payments as they become due. The mortgages are collateralized by a first and second security interest on real estate. The proceeds from liquidating the collateral would be expected to exceed the mortgage debt.

The Company also has an amount due from the stockholder. The unsecured loan with imputed interest receivable of $0, $3,148 and $7,138 for the years ended December 2004, 2003 and 2002, respectively. The loan is due on demand and is classified as current. No amount was due from the stockholder at December 31, 2004. At December 31, 2004, 2003 and 2002, the amount due from the stockholder was $0, $42,727 and $41,185, respectively.

NOTE 8 – CONCENTRATION OF CREDIT RISK

At December 31, 2004 and 2002, the Company had one customer that represented approximately 23% of accounts receivable. At December 31, 2003 the Company had two customers that represented approximately 30% of accounts receivable. During the year ended December 31, 2004, the Company carried insurance on their accounts receivable balances. The insurance has a $25,000 deductible clause. A qualified account is covered, after the deductible, for 90% of the uncollectible balance.

DYNAMIC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

NOTE 9 – VENDING MACHINES

The Company owns and maintains vending machines and coolers that are located at the premises of various customers depending upon volume of business with that customer. Generally, the use of the machines is provided without charge. The approximate cost of the machines was $363,444, $266,469 and $266,470, respectively.

NOTE 10 – CONTINGENCIES

The Company is the guarantor of a first and second mortgage debt of G.A.M. Realty, LLC. The mortgage is on the property that the Company leases from G.A.M. Realty, LLC. The realty company is owned by the Company’s sole shareholder. The principal balance of the mortgages was $780,533 at December 31, 2004 and the remaining payments total $1,392,639 through 2023. The guarantee arose under the original terms of the mortgages and payments under the guarantee by the Company would occur upon the affiliate company’s failure to make principal and interest payments as they become due. The mortgages are collateralized by a first and second security interest on real estate. The proceeds from liquidating the collateral would be expected to exceed the mortgage debt.

NOTE 11 – SUBSEQUENT EVENTS

The Company has entered into a letter of intent to sell the Company to a public company. The projected consummation of the transactions is March 31, 2005.

(b)	Pro forma financial information (to be filed by amendment).

(c)	Exhibits. The following documents are filed as exhibits to this report.

10.1	Agreement And Plan Of Merger dated March 2, 2005, by and among Dynamic Health Products, Inc., Gregg Madsen and Dynamic Marketing, Inc.(1)

10.2	Employment Agreement between Gregg Madsen and Dynamic Marketing I, Inc., dated as of March 30, 2005 (to be filed by amendment).

99.1	Press release issued March 31, 2005.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed in Washington, D.C. on March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: March 31, 2005	/s/ Mandeep K. Taneja
Mandeep K. Taneja, Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman, Chief Financial Officer